            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 1

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help you determine the number to give the payer.

---------------------------------------------------------------
                                   GIVE THE SOCIAL
                                   SECURITY NUMBER
FOR THIS TYPE OF ACCOUNT:          OF --
---------------------------------------------------------------
1.   Individual                    The individual
2.   Two or more individuals       The actual owner of the
     (joint account)               account or, if combined
                                   funds, any one of the
                                   individuals(1)
3.   Custodian account of a minor  The minor(2)
     (Uniform Gift to Minors Act)
4.   a. The usual revocable        The grantor-trustee(1)
     savings trust account
        (grantor is also trustee)
     b. So-called trust account    The actual owner(1)
     that is not a legal or valid
        trust under state law
5.   Sole proprietorship or        The owner(3)
     single-owner LLC

---------------------------------------------------------------

 -------------------------------------------------------------------------------
                                               GIVE THE EMPLOYER
                                               IDENTIFICATION NUMBER
FOR THIS TYPE OF ACCOUNT:                      OF --
 -------------------------------------------------------------------------------
    6.     Sole proprietorship or single-      The owner(3)
           owner LLC
    7.     A valid trust, estate, or pension   The legal entity(4)
           trust
    8.     Corporate or LLC electing           The corporation
           corporate status on Form 8832
    9.     Association, club, religious,       The organization
           charitable, educational or other
           tax-exempt organization
   10.     Partnership or multi-member LLC     The partnership
   11.     A broker or registered nominee      The broker or nominee
   12.     Account with the Department of      The public entity
           Agriculture in the name of a
           public entity (such as a state or
           local government, school district,
           or prison) that receives
           agricultural program payments
---------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's Social Security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or Employer Identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you do not have a Taxpayer Identification Number, you should apply for one immediately. To apply for a Social Security number, obtain Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or on-line at www.ssa.gov/online/ss5.html. You may also obtain this form by calling 1-800-772-1213. Use Form W-7, Application for an IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can obtain Forms W-7 and SS-4 by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

  - A corporation.

  - A financial institution.

  - An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

  - The U.S. or any of its agencies or instrumentalities.

  - A state, the District of Columbia, a possession of the U.S., or any political subdivision or instrumentality thereof.

  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  - An international organization or any agency, or instrumentality thereof.

  - A registered dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S.

  - A real estate investment trust.

  - A common trust fund operated by a bank under Section 584(a) of the Code.

  - An exempt charitable remainder trust, or a non-exempt trust described in
    Section 4947(a)(1) of the Code.

  - An entity registered at all times under the Investment Company Act of 1940.

  - A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  - Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

  - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

  - Payments of patronage dividends where the amount received is not paid in money.

  - Payments made by certain foreign organizations.

  - Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

  - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  - Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

  - Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

  - Payments on tax-free covenant bonds under Section 1451 of the Code.

  - Payments made by certain foreign organizations.

  - Mortgage interest paid to you.

Exempt payees described above should file a Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH A PAYER A COMPLETED IRS FORM W-8BEN (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(2), 6045 and 6050A of the Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to wilful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Wilfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.